UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

V.F. CORPORATION

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation or Organization)	23-1180120 (I.R.S. Employer Identification Number)

105 Corporate Center Blvd.
Greensboro, North Carolina 27408
(Address of Registrant’s Principal Executive Offices)

1996 Stock Compensation Plan
(Full Title of the Plan)

Candace S. Cummings, Esq.
Vice President — Administration, General Counsel and Secretary
V.F. Corporation
P.O. Box 21488
Greensboro, North Carolina 27420
(Name and address of agent for service)

(336) 547-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (2)	Share (3)	Price (3)	Registration Fee
Common Stock (no par value; stated capital $1.00 per share) (1)	8,000,000	$49.67	$397,360,000	$50,345.51

(1) In addition, this registration statement registers an indeterminate number of rights (the “Rights”) to purchase Series A Participating Cumulative Preferred Stock pursuant to the terms of a certain Rights Agreement between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended. No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of: (a) interests to be offered or sold pursuant to the 1996 Stock Compensation Plan, as amended and restated February 10, 2004 (the “Plan”), and (b) additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of shares of Common Stock on the New York Stock Exchange consolidated reporting system on August 20, 2004.

Explanatory Note

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, no par value, stated capital $1.00 per share, of V.F. Corporation (the “Company”), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to the Company’s 1996 Stock Compensation Plan.

     The contents of Registration Statement on Form S-8 as filed on August 4, 1997, Registration No. 333-32789, as amended, the contents of Registration Statement on Form S-8 as filed on July 30, 1999, Registration No. 333-84193, as amended, and the contents of Registration Statement on Form S-8 as filed on August 14, 2001, Registration No. 333-67502, as amended, are incorporated by reference into this Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
OPINION OF PEPPER HAMILTON LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP
POWER OF ATTORNEY

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

*4.1	1996 Stock Compensation Plan, as amended and restated February 10, 2004 (Exhibit A to the Company’s 2004 proxy statement filed with the Securities and Exchange Commission on March 24, 2004).

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

*	Incorporated by reference.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1) (i) and (1) (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or
Form  F-3, and the information required to be included

in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, state of North Carolina on this 25th day of August, 2004.

V.F. CORPORATION

By:	/s/ Mackey J. McDonald

Mackey J. McDonald
Chairman of the Board, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mackey J. McDonald Mackey J. McDonald	Chairman of the Board, President and Chief Executive Officer	August 25, 2004
/s/ Robert K. Shearer Robert K. Shearer	Vice President - Finance and Global Processes, Chief Financial Officer, and Chief Accounting Officer	August 25, 2004

DIRECTORS
Edward E. Crutchfield*	George Fellows*	Mackey J. McDonald*
Juan Ernesto de Bedout*	Daniel R. Hesse*	Clarence Otis, Jr.*
Ursula F. Fairbairn*	Robert J. Hurst*	M. Rust Sharp*
Barbara S. Feigin*	W. Alan McCollough*	Raymond G. Viault*

Date: August 25, 2004	*By:	/s/ Candace S. Cummings

Candace S. Cummings,
Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number	Document

5.1	Opinion of Pepper Hamilton LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney.